    As filed with the Securities and Exchange Commission on December 1, 1995
                                                     Registration No. 33-

      -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             -------------------

                               MERCK & CO., INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                                                 22-1109110
  (State or other jurisdiction of                                         (I.R.S. Employer Identification No.)
  incorporation or organization)

          One Merck Drive
      Whitehouse Station, NJ                                                           08889-0100
(Address of principal executive offices)                                               (Zip Code)

                                ASTRA MERCK INC.
                       EMPLOYEE SAVINGS AND SECURITY PLAN
                            (Full title of the plan)

                                CELIA A. COLBERT
                    Secretary and Assistant General Counsel
                               Merck & Co., Inc.
                                One Merck Drive
                   Whitehouse Station, New Jersey  08889-0100
                    (Name and address of agent for service)

                                 (908)423-1000
         (Telephone number, including area code, of agent for service)

                              -------------------

                         Copy of all communications to:
                          ROBERT J. LICHTENSTEIN, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-5726

                        CALCULATION OF REGISTRATION FEE


========================================================================================================
      Title of securities    Amount to be      Proposed maximum    Proposed maximum        Amount of
       to be registered       registered        offering price         aggregate        registration fee
                                                 per share (1)    offering price (1)
--------------------------------------------------------------------------------------------------------
     Common Stock, no par   100,000 shares         $58.6875           $5,868,750           $2,023.55
     value
========================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on November 27, 1995, as reported on the New York Stock Exchange.

Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Astra Merck Inc. Employee Savings and Security Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, as filed by Merck & Co., Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

                             (a) Annual Report on Form 10-K, dated March 22, 1995 for the fiscal year ended December 31, 1994;

                             (b) Form 10-K/A filed on June 29, 1995, amending the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                             (c) Quarterly Report on Form 10-Q filed on May 11, 1995 for the Quarter ended March 31, 1995;

                             (d) Quarterly Report on Form 10-Q filed on August 10, 1995 for the quarter ended June 30, 1995;

                             (e)  Quarterly Report on Form 10-Q filed on
                November 13, 1995 for the quarter ended September 30, 1995;

                             (f) Proxy Statement for the Annual Meeting of Stockholders held on April 25, 1995;

                             (g) Current Report on Form 8-K filed on July 19, 1995;

                             (h) Current Report on Form 8-K filed on October 4, 1995; and

                             (i)  The descriptions of the Common Stock of the
Registrant set forth in the Registrant's Registration Statements pursuant to
Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

            In addition, the Report on Form 11-K for the nine month period ended September 30, 1995 with respect to the Astra Merck Inc. Employee Savings and Security Plan (the "Plan"), filed with the Commission, is incorporated by reference in this Registration Statement.

            All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The consolidated financial statements of the Registrant and its subsidiaries included in the Registrant's Report on Form 10-K for the fiscal year ending December 31, 1994 and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

            The financial statements incorporated in this Registration Statement by reference to the Report of the Astra Merck Inc. Employee Savings and Security Plan on Form 11-K for the nine months ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceedings involving the director or officer by reason of his or her being or having been such a director or officer, other than proceedings by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

            The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

            The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Registrant shall not be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the Registrant or its stockholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

            The By-Laws of the Registrant provide that a former, present or future director, officer or employee of the Registrant or the legal representative of any such director, officer or employee shall be indemnified by the Registrant:

                             (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, brought by reason of such person's being or having been such director, officer or employee, and

                             (b)  with respect to the defense of any such
                    action, suit, proceedings, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Registrant) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceedings or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceedings by or in the right of the Registrant, no indemnification shall be provided as to any person adjudged by any court to be liable to the Registrant except as and to the extent determined by such court.

            The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Registrant, or are or were serving, shall serve or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                                 Exhibit
-------                                -------
  5.1           Opinion re legality (Common Stock of Registrant) (1)

  5.2           Opinion of Morgan, Lewis & Bockius LLP (interests in Plan)

 23.1           Consent of Arthur Andersen LLP

 23.2           Consent of Price Waterhouse LLP

 23.3           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)

 24             Power of Attorney and Certified Resolution of Board of Directors

 99             Astra Merck Inc. Employee Savings and Security Plan


(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan to the IRS in a timely manner, and shall make all changes required by the IRS, in order to qualify the Plan.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)      To include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933;


                            (ii)     To reflect in the prospectus any
                facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                             (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitehouse Station, New Jersey, on the 28th day of November, 1995.

                     MERCK & CO., INC.


                     By:             *
                           ------------------------
                           RAYMOND V. GILMARTIN
                           Chairman of the Board, President and Chief
                           Executive Officer and Director


                     By:    /s/  Celia A. Colbert
                           ----------------------
                           CELIA A. COLBERT
                           Secretary and Assistant
                           General Counsel
                           (Attorney-in-fact)


     Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signatures                       Title                                                Date
     ----------                       -----                                                ----
         *
--------------------
Raymond V. Gilmartin                  Chairman of the Board, President and                 November 28, 1995
                                      Chief Executive Officer; Principal
                                      Executive Officer; Director

         *
-------------------
Judy C. Lewent                        Senior Vice President and Chief Financial            November 28, 1995
                                      Officer; Principal Financial Officer

         *
------------------
Peter E. Nugent                       Vice President, Controller; Principal                November 28, 1995
                                      Accounting Officer

         *
-----------------------
H. Brewster Atwater, Jr.                                 Director                          November 28, 1995

         *
--------------------
Sir Derek Birkin                      Director                                             November 28, 1995

         *
--------------------
Lawrence A. Bossidy                   Director                                             November 28, 1995

         *
----------------------
William G. Bowen, Ph.D                Director                                             November 28, 1995

         *
-----------------------
Johnnetta B. Cole, Ph.D               Director                                             November 28, 1995

         *
-----------------------
Carolyne K. Davis, Ph.D               Director                                             November 28, 1995

         *
--------------------
Lloyd C. Elam, M.D.                   Director                                             November 28, 1995

         *
--------------------
Charles E. Exley, Jr.                 Director                                             November 28, 1995

         *
-----------------------
William N. Kelley, M.D.               Director                                             November 28, 1995

         *
--------------------
Samuel O. Thier, M.D.                 Director                                             November 28, 1995

         *
--------------------
Dennis Weatherstone                   Director                                             November 28, 1995

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.


                                                 By /s/    Celia A. Colbert
                                                 -----------------------------
                                                    Celia A. Colbert
                                                    (Secretary and Assistant
                                                    General Counsel)
                                                    (Attorney-in-Fact)



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania as of November 28, 1995.

                                  ASTRA MERCK INC.
                                  EMPLOYEE SAVINGS AND SECURITY PLAN

                                  By:    /s/ Linda E. Robertson
                                         ---------------------------
                                  Name:  Linda E. Robertson
                                  Title: Administrative Committee

                               INDEX TO EXHIBITS



Exhibit                                                                                              Method of
Number                                                Exhibit                                         Filing
-----                                                 -------                                         ------
  5.1               Opinion re legality (Common Stock of Registrant) (1)                      Filed with this document

  5.2               Opinion of Morgan, Lewis & Bockius LLP (interests in Plan)                Filed with this document

 23.1               Consent of Arthur Andersen LLP                                            Filed with this document

 23.2               Consent of Price Waterhouse LLP                                           Filed with this document

 23.3               Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)          Filed with this document

 24                 Power of Attorney and Certified Resolution of Board of Directors          Filed with this document

 99                 Astra Merck Inc. Employee Savings and Security Plan                       Filed with this document


 (1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned registrant hereby undertakes to submit the Plan to the IRS in a timely manner, and shall make all changes required by the IRS, in order to qualify the Plan.